SECOND AMENDMENT TO RECEIVABLES FINANCING AGREEMENT


     THIS SECOND AMENDMENT TO RECEIVABLES FINANCING AGREEMENT, dated as of March 31, 1995 (this "Amendment"), is among AnnTaylor Funding, Inc. a Delaware corporation (the "Company"), AnnTaylor, Inc., a Delaware corporation ("AnnTaylor"), Clipper Receivables Corporation, a Delaware corporation ("Lender"), State Street Boston Capital Corporation, a Massachusetts corporation, as administrator for Lender (the "Administrator") and PNC Bank, National Association, a national banking association (the "Relationship Bank").

                           BACKGROUND

     1. The Company, AnnTaylor, Lender, the Administrator and the Relationship Bank entered into a Receivables Financing
Agreement, dated as of January 27, 1994, as amended by the First
Amendment to Receivables Financing Agreement, dated as of May 31,
1994 (the "Agreement").

     2. The Company, AnnTaylor, Lender, the Administrator and the Relationship Bank desire to amend the Agreement in certain respects as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. The capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     SECTION 2. Mergers. Section 7.05(b) of the Agreement is hereby amended by deleting such Section in its entirety, and substituting therefor the following:

          "Be a party to any merger, consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables or any interest therein other than:

          (i)       pursuant to the Purchase Agreement;

          (ii)      licenses of trademarks to the extent
     necessary to maintain or protect such trademarks in jurisdictions outside the United States of America;

          (iii)     any sale or disposition of AnnTaylor's
     interest in the CAT Joint Venture pursuant to the CAT Joint
     Venture Agreement;

          (iv) any purchase or acquisition of any assets among AnnTaylor and its Restricted Subsidiaries; it being understood that AnnTaylor shall be permitted to incorporate new Restricted Subsidiaries;

          (v) any purchase or acquisition of any interest in joint ventures (in the form of corporations, partnerships or otherwise) in a maximum amount not exceeding $10,000,000 at any one time outstanding;

          (vi) any purchase or acquisition of any assets or capital stock in Unrestricted Subsidiaries in an amount not to exceed $1,000,000 at any one time outstanding;

          (vii) any purchase or acquisition of any assets or capital stock in the CAT Joint Venture pursuant to the CAT
     Joint Venture Agreement in an amount not to exceed 15% of Net Worth; and

          (viii) any merger or consolidation of any Subsidiary into or with AnnTaylor, so long as AnnTaylor is the surviving corporation.

     SECTION 3. Net Worth. Section 7.05(d) of the Agreement is hereby amended by deleting such Section in its entirety, and substituting therefor the following:

     "Permit Net Worth as determined at the end of any fiscal quarter (beginning with the fiscal quarter ending on or about January 28, 1995) to be less than the Net Worth on or about October 30, 1994 plus (a) 50% of Net Income after October 30, 1994 (without deducting from such cumulative amount the amount of any net loss incurred in any fiscal year except extraordinary losses associated with the redemption or repurchase of indebtedness) plus (b) 100% of the net proceeds of any equity issue or conversion of debt to equity subsequent to October 30, 1994 minus (c) any expenses related to the payments for ATSC's share of expenses incurred in connection with any public offering of common stock minus (d) payments by ATSC or AnnTaylor to acquire shares of common stock from employees of ATSC, AnnTaylor or any Restricted Subsidiary in an aggregate amount not exceeding $100,000 in any fiscal year."

     SECTION 4. Fixed Charge Coverage Ratio. Section 7.05(e) of the Agreement is hereby amended by deleting such Section in its entirety, and substituting therefor the following:

          "Permit the Fixed Charge Coverage Ratio, as determined at the end of any fiscal quarter for the preceding four fiscal quarters to be less than the ratio set forth opposite the month in which such fiscal quarter ends:

          Quarter Ended                 Minimum Ratio

          October 1994                  1.00 to 1.00
          January 1995                  1.00 to 1.00
          April 1995                    1.00 to 1.00
          July 1995                     1.00 to 1.00
          October 1995                  1.00 to 1.00
          January 1996                  1.00 to 1.00
          April 1996                    1.00 to 1.00
          July 1996                     1.05 to 1.00
          October 1996 and thereafter   1.10 to 1.00

     SECTION 5. Events of Default. Section 10.01(f) of the Agreement is hereby amended deleting the number "0%" where it appears therein and substituting therefor the number "-2%".
Section 10.01(h) of the Agreement is hereby amended by deleting the number "27%" where it appears therein and substituting therefor the number "22%".

     SECTION 6. Certain Definitions. The following definitions that appear in Appendix A to the Agreement are hereby amended as follows:

          (i) the definition of "AnnTaylor Credit Agreement" is hereby amended by (1) deleting the date "June 28, 1993" and substituting therefor the date "July 29, 1994"; (2) by deleting the phrase "Bank of Montreal" where it appears therein and substituting therefor the phrase "Fleet Bank, National Association"; and (3) by deleting the phrase "as heretofore amended" where it appears at the end thereof and substituting therefor the phrase "as amended by the First Amendment to Credit Agreement, dated as of January 27, 1995";

          (ii) the definition of "Defaulted Receivable" that appears in Appendix A to the Agreement is hereby amended by deleting the number "5" where it appears in the second line thereof and substituting therefor the number "6" and by deleting the number "6" where it appears in the fourth line thereof and substituting therefor the number "7";

          (iii) the definition of "EBITDA" is hereby amended by deleting the phrase "all income tax" where it appears in clause (iii) thereof and substituting therefor the phrase
     "income tax expense";

          (iv) the definition of "Fixed Charge Coverage Ratio" that appears in Appendix A to the Agreement is hereby amended by deleting such definition in its entirety, and substituting therefor the following:

          "Fixed Charge Coverage Ratio" shall mean, for any period, the quotient obtained by dividing (a) EBITDA by (b) the sum of (i) Capital Expenditures paid or accrued during such period excluding any Capital Expenditures made in respect of the Distribution Center, plus (ii) scheduled payments made since July 29, 1994 for principal on Indebtedness excluding any payment made upon termination of the transactions contemplated by this Agreement plus (iii) Cash Interest Expense during such period plus (iv) income tax expense during such period.";

          (v) the definition of "Interest Expense" is hereby amended by inserting the word "ATSC," before the word
     "AnnTaylor" in the first line thereof;

          (vi) the definition of "Net Income" is hereby amended by adding the word "ATSC," before the word "AnnTaylor" in the second line thereof; and

          (vii) the definition of "Net Worth" is hereby amended by adding the following phrase at the end thereof before the period: ", but excluding, for the purposes of this definition, unrealized foreign exchange translation gains and losses from investments in foreign Subsidiaries".

The following definitions are hereby added to Appendix A in the appropriate alphabetical order:

     "Restricted Subsidiary" shall mean any Subsidiary of AnnTaylor which is not an Unrestricted Subsidiary. Whether or not a Restricted Subsidiary is a "wholly-owned Restricted Subsidiary" shall be determined without taking into account any directors' qualifying shares.

     "Unrestricted Subsidiary" shall mean a Subsidiary of AnnTaylor which has been designated as such by resolution duly adopted by the board of directors of AnnTaylor, which at the time of such designation had assets of $1,000 or less and which does not own or hold any securities of, or any Lien on any property of, ATSC, AnnTaylor or any Restricted Subsidiary provided no Subsidiary of AnnTaylor shall be (or, if already an Unrestricted Subsidiary shall immediately cease to be) an Unrestricted Subsidiary if, at any time, ATSC, AnnTaylor or any other Restricted Subsidiary of AnnTaylor shall create, incur, issue, assume, guarantee or in any other manner whatsoever be or become liable with respect to any claim against or any contractual obligation or indebtedness of, such Subsidiary.

     SECTION 7. Credit and Collection Policy. Lender and the Administrator hereby consent to the changes to the Credit and Collection Policy described in the letter from the Company to Lender, dated January 16, 1995, a copy of which is attached hereto as Exhibit A.

     SECTION 8. Miscellaneous. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby unless otherwise expressly stated. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment shall be governed by the laws of the State of New York. The Company hereby agrees to pay, promptly upon demand, all costs and expenses incurred by Lender, the Administrator or the Relationship Bank in connection with this Amendment.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              ANNTAYLOR FUNDING, INC.



                              By: /s/ Walter J. Parks
                                  ---------------------



                              ANNTAYLOR, INC.



                              By: /s/ Walter J. Parks
                                 ------------------------



                              CLIPPER RECEIVABLES CORPORATION



                              By: /s/ Lannhi Tran
                                 ----------------------



                              STATE STREET BOSTON CAPITAL
                              CORPORATION, as Administrator



                              By: /s/ David B. Coleman
                                 -------------------------



                              PNC BANK, NATIONAL ASSOCIATION



                              By: /s/ Mark Williams
                                 ------------------------